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                                                                   Exhibit 10(p)



                          DAUPHIN DEPOSIT CORPORATION
                           1996 STOCK INCENTIVE PLAN
                          PERFORMANCE SHARE AGREEMENT
                          DATE OF GRANT: MAY 20, 1996
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          1.   Grant.  Pursuant to the provisions of the 1996 Stock Incentive
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Plan (the "Plan"), Dauphin Deposit Corporation (the "Company") on the above date has granted to


                                   (the "Grantee").
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subject to the terms and conditions which follow and the terms and conditions of the Plan, a target of

               Performance Shares (the "Performance Shares").
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A copy of the Plan is attached and made a part of this Agreement with the same effect as if set forth in the Agreement itself. The Fair Market Value of a share of Company Common Stock on the date of the Grant was $29.13. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan, unless the context requires a different meaning.

          2.   Performance Period.  The Performance Shares shall be payable,
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in the form provided in Paragraph 4 below, and to the extent provided in
Paragraph 3 below, as soon as practicable after the end of the Performance Period, which shall commence as of January 1, 1996 and end on December 31, 1998.

          3.   Performance Goals.  Up to 100% of the Performance Shares will be
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earned, depending upon if, and the extent to which, the Company achieves the following Performance Goals:

                              (a)  Share Price Appreciation.  Sixty percent
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                    (60%) of the Performance Shares awarded in Paragraph 1 shall be deemed to be earned if the average Fair Market Value of Company Common Stock for the forty-five (45) consecutive trading days ending on and including December 31, 1998 equals or exceeds $36.50 per share. If the average Fair Market Value determined as above set
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                    forth is less than $32.25 per share, no shares will be
                    earned and all rights to earn up to 60% of the shares based on Company Common Stock price appreciation will be forfeited. If the average Fair Market Value determined as above set forth is at least $32.25 per share, 30% of the shares specified in Paragraph 1 will be deemed to be earned. If the average Fair market Value determined as above set forth exceeds $32.25 per share but is less than $36.50 per share, a pro-rata portion between 30% and 60% of such shares shall be deemed to be earned in accordance with Schedule 1 attached hereto.

                              (b)  Corporate Performance Measures.  Forty
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                    percent (40%) of the Performance Shares awarded in Paragraph
                    1 shall be deemed to be earned if the Company attains certain corporate performance goals in the last calendar year of the performance period as set forth on Schedule 2 attached hereto.

          4.   Form of Payment.  Any Performance Shares payable pursuant to
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Paragraph 3 above shall be paid in shares of Company Common Stock, except that the Management Development and Compensation Committee (the "Committee") of the Company's Board of Directors may, in its discretion, permit the payment of cash in lieu of up to 50% of the Fair Market Value of such shares of Common Stock, upon a request in writing from the Grantee.

          5.   Change in Control.  Upon the occurrence of a Change in Control,
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the Performance Shares specified in Paragraph 1 will be deemed to be fully earned and payable at that time.

          6.   Forfeiture.  Upon Grantee's termination of employment for any
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reason or under any circumstances prior to completion of the first 12 months of the Performance Period, all Performance Shares granted hereunder will be forfeited. In the event of Grantee's (a) death or permanent disability, (b) normal retirement under the Company's Pension Plan, or (c) earlier termination of employment with the consent of the Committee following completion of the first 12 months of the Performance Period, Grantee, or in the case of death, Grantee's beneficiary, will be deemed to earn a pro-rata number of shares at the completion of the Performance Period in accordance with Paragraph 3 above based on the number of full months of the performance Period which have elapsed prior to the date of termination of employment. For example, if 100% of the Performance Goals have been attained at the completion of the Performance Period, Grantee or, in the case of death, Grantee's beneficiary, shall bedeemed to have earned the number of shares set forth in Paragraph 1 multiplied by a fraction the numerator of which shall be the number of full months of the Performance Period (but not more than the actual number of full months of employment during the


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performance period) prior to the date of termination of employment and the denominator of which is 36.

In the event Grantee's employment is terminated for any other reason, all Performance Shares granted hereunder will be forfeited.

          7.   No Right to Employment.  Neither the execution and delivery of
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this Agreement nor the granting of the Performance Shares evidenced hereby shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any specific capacity or shall prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without cause.

          8.   Rights.  Nothing herein shall be deemed to entitle the Grantee to
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any rights as a holder of Common Stock unless and until certificates for shares of Common Stock are actually issued in the name of the Grantee as provided herein.

          9.   Income Taxes.  The Grantee is liable for any federal, state and
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local income taxes applicable upon payment of the Performance Shares.  Upon demand by the Company, Grantee shall promptly pay to the Company in cash, and/or the Company may withhold from Grantee's compensation or from the shares of Common Stock to be issued pursuant hereto or any cash payable in lieu of some or all of such shares of Common Stock, an amount necessary to pay any income withholding taxes required by the Company to be collected upon such payment.

          10.  Grantee.  In consideration of the grant, the Grantee specifically
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agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive and binding upon the Grantee, the company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.

          11.  Miscellaneous.  This Agreement (a) shall be binding upon and
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inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the Commonwealth of Pennsylvania, and (c) may not be amended except in writing.

          12.  Acknowledgment.  This grant will not be effective until the
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Grantee dates and signs the form of Acknowledgment below and returns to the
Company a


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signed copy of this Agreement.  By signing the Acknowledgment, the Grantee agrees to the terms and conditions referred to in Paragraph 1 above and acknowledges receipt of a copy of the Prospectus related to the Plan.



                                              DAUPHIN DEPOSIT CORPORATION





                                              By:
                                                 -------------------------------
                                                       Authorized Signatory



ACKNOWLEDGMENT:



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Grantee's Signature



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Date



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Social Security Number


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